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                                                                EXHIBIT 1.A.(10)



MONARCH LIFE INSURANCE COMPANY                        SPRINGFIELD, MASSACHUSETTS
APPLICATION FOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE

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Information about the       [ ]  Mr.   [ ]  Mrs.   [ ]  Miss.   [ ]  Ms.   [ ]  Other:_________    Marital Status:_________________
Proposed Insured

                            Last name                         First                             Middle
                           ---------------------------------------------------------------------------------------------------------
                            Street address (permanent residence)
                           ---------------------------------------------------------------------------------------------------------
                            City                              State                             Zip code
                           ---------------------------------------------------------------------------------------------------------
                            Telephone (       )               Soc. Sec. or tax ID no.
                           ---------------------------------------------------------------------------------------------------------
                            Date                              Place                                     Age nearest
                            of birth      /      /            of birth                 Sex              birthday
                           ---------------------------------------------------------------------------------------------------------
                            Height           Weight           Occupation and duties
                           ---------------------------------------------------------------------------------------------------------
                            During the past five years, has the proposed insured:

                            (1)   had heart, liver, lung or kidney trouble, high blood pressure, stroke, diabetes, cancer or
                                  nervous disorder?        [ ] Yes          [ ] No

                            (2)   been hospitalized or received medical or surgical treatment or advice for any ailment, sickness or injury other than colds, minor viral infection, minor injuries and normal
                                  pregnancies?             [ ] Yes          [ ] No

If answer to Question 1     Condition(s)                                       Date(s)
or 2 is yes, please give   ---------------------------------------------------------------------------------------------------------
details here.  Attach       Treatment or advice
additional page if more    ---------------------------------------------------------------------------------------------------------
space is needed.            Physician/Hospital                                 Address
                           ---------------------------------------------------------------------------------------------------------
                            (3)   Has the proposed insured smoked any cigarettes within the last 12 months?  [ ] Yes   [ ] No

                            (4)   Has the proposed insured ever been refused life insurance, been offered a modified or rated policy, or had an insurance company postpone, cancel or withdraw an application for life
                                  insurance?   [ ] Yes      [ ] No
If answer to Questions
4, 5 or 6 is yes,           (5)   Has the proposed insured now perform his/her usual occupational duties full-time?  [ ] Yes  [ ] No explain in Remarks.
                            (6)   Has the proposed insured engaged in hang gliding, skydiving or motor vehicle racing in the
                                  past year, or plan to engage in these activities within the next two years?  [ ] Yes   [ ] No

                            (7)   Has the proposed insured flown other than as a passenger in the past 24 months?  [ ] Yes   [ ] No
                                  Hours last 12 months:_______   Hours previous 12 months:_______  Type of license:____________
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Information about the       Name(s)
Owner (if different from   ---------------------------------------------------------------------------------------------------------
proposed insured)           Street Address                                             Telephone (     )
                           ---------------------------------------------------------------------------------------------------------
                            City                              State                    Zip Code
                           ---------------------------------------------------------------------------------------------------------
                            Relationship to                                            Soc. Sec. or
                            proposed insured                                           tax ID no.
                           ---------------------------------------------------------------------------------------------------------
                            Contingent Owner
                           ---------------------------------------------------------------------------------------------------------

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Information about the       Basic Coverage:$_________________   Single premium and/or $_________________   Face amount
Plan Applied For
                           ---------------------------------------------------------------------------------------------------------
                            If you do not specify both, you must specify either:
                            [ ] Guaranteed Period for Life (maximum investment)        [ ] Minimum Guarantee Period (maximum
                                                                                           face amount)
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                            Immediate annuity rider:$________   Single Premium or $_____________________   income per___________
                            [ ] Ten year certain     [ ] Other (as limited by our rules), specify:_______________________________

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                            Optional riders (charges deducted from investment base):
                            [ ] Guarantee of insurability     [ ] Other, specify:______________         [ ] Other, specify:________
                           ---------------------------------------------------------------------------------------------------------
                            Amount submitted with application (make check payable to Monarch Life):
                            Basic coverage: $________________   Immediate Annuity Rider $_________________   Total $__________

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Information on the          The applicant has received a copy of Edition No. _______ of the prospectus, and understands that:
Investment's Suitability
                            (8)   the policy's cash value may increase or decrease on the investment results and the cash value
                                  on surrender may be less than the policy's investment base?  [ ] Yes     [ ] No

If answer to Question 11    (9)   the death benefit (exclusive of optional benefits) may increase or decrease depending on the
is yes, list all                  investment results, but will never be less than the guaranteed minimum during the Guarantee
companies and policy              Period?  [ ] Yes       [ ] No
numbers in Remarks
                            (10)  the policy is a long-term commitment to meet insurance needs and financial goals? [ ] Yes  [ ] No

                            (11)  Will this policy replace or change an existing insurance policy or annuity?  [ ] Yes   [ ] No

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Information on the          Division (specify by name)
Initial Investment                                                                Variable Account _________ (specify by letter
Allocation (Basic           __________________   ___________% or $____________                               designation)
coverage only)
                            __________________   ___________% or $____________    Note:   Allocation of initial investment base
                                                                                          to other than a money market division
                            __________________   ___________% or $____________            is subject to the provisions of the
                                                                                          prospectus and Monarch Life Insurance
                            __________________   ___________% or $____________            Company's rules and limits.  Any
Show the amount in                                                                        change in allocation prior to the
dollars or percentages      __________________   ___________% or $____________            issuance of the policy must be
(in whole numbers)                                                                        requested by the applicant in
                                         Total   ___________% or $____________            writing.

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Information about the       Beneficiary(ies):                                      Contingent Beneficiary(ies):
Beneficiary
                            --------------------------------------------------     -----------------------------------------------
Show name(s) and
relationship(s) to          --------------------------------------------------     -----------------------------------------------
proposed insured.
                            --------------------------------------------------     -----------------------------------------------

                            The owner reserves the right to change the beneficiary unless indicated above.

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Remarks (attach
additional page if          ------------------------------------------------------------------------------------------------------
necessary)
                            ------------------------------------------------------------------------------------------------------

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Important Information       Upon request, illustration of death benefits and cash values comparing the policy applied for and a fixed life insurance policy for the same premium will be furnished.

                            The death benefit under a policy may increase or decrease on each policy processing date, depending upon the investment results of the policy.  Regardless of investment results, the death benefit can never be less than the guaranteed minimum during the Guarantee Period.  The policy's cash value may increase or decrease on any day depending upon the investment results.  No minimum cash value is guaranteed.

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Agreement and Signatures    By signing below, you acknowledge the explanation above and agree that to the best of your knowledge, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the policy.  Your answers will form a part of any policy to be issued, and no medical examiner or registered representative has authority to modify this agreement or waive any of Monarch's right or requirements.

                            You also understand that no policy will take effect unless while the insured is living, the single premium is paid and the policy is delivered to and accepted by the owner and unless answers and statements in this application continue to be complete and true at the time of such payment and delivery.


                            Proposed insured                                      Application
                           ---------------------------------------------------------------------------------------------------------

                            Agent/Witness                                         Agent/Witness
                           ---------------------------------------------------------------------------------------------------------

                            Date of application                                   City                  State
                           ---------------------------------------------------------------------------------------------------------

                            Print name of
                            Registered Representative                             Soc. Sec. no.
                           ---------------------------------------------------------------------------------------------------------

                            Broker-Dealer                                         Branch office
                           ---------------------------------------------------------------------------------------------------------
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                                               AUTHORIZATION BY PROPOSED INSURED

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Authorization               To help determine insurability, you authorize:

                            -  any physician, hospital, other medical practitioner or facility, insurance company and the
                               Medical Information Bureau (see Notice Below) to release to Monarch and its reinsurers information about your health or the health of any of your minor children who are to be insured.
                            -  any employer, business associate, financial institution, consumer reporting agency, government unit, and the Medical Information Bureau (see Notice below) to release to Monarch and its reinsurers any information about your occupation, avocation, finances, driving record, character and reputation or that of your minor children who are to be insured.
                            -  Monarch to obtain investigative consumer reports, if appropriate; and
                            -  Monarch to report information about the insurability of you or any of your minor children to its reinsurers and to the Medical Information Bureau, as described in the statement of Monarch's underwriting procedures.  See notice below.

                            You understand that you have the right to learn the content and receive a copy of any such report.
                            You agree that a photographic copy of this authorization is as valid as the original.  You acknowledge receipt of the Fair Credit Report Act and Medical Information Bureau Notices.  You
                            agree this authorization is valid for two and one-half years from the date signed.

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Signature
                            Proposed insured                                                            Date
                           ---------------------------------------------------------------------------------------------------------

                            Applicant Owner                                                             Date
                           ---------------------------------------------------------------------------------------------------------

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Notice to the Proposed      Medical Information Bureau Notice.  Information on your insurability will be treated as
Insured                     confidential.  However, we may make a brief report on our conclusions to the Medical Information
                            Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.  If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such a company, that company may request the Bureau to provide information in your file.

                            If you ask, the Bureau will provide your physician with any information it has on you.  If you believe the information is accurate, you may contact the Bureau and seek a correction in accordance with procedures similar to those set forth in the Federal Fair Credit Reporting Act.  The address of the Bureau's information office is:

                            Post Office Box 105
                            Essex Station
                            Boston, MA  02112

                            The telephone number is (617) 426-3660.

                            We may also release information in our files to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance or to whom you may submit a claim.

                            Fair Credit Reporting Act Notice.  In connection with our underwriting of this application, we may conduct an investigative consumer report on the proposed insured.  This report, if requested, will contain information on your character, general reputation, personal characteristics, and mode of living.  This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances, or through telephone interviews with you or a member of your household.
                            You may ask to be interviewed in connection with this report.

                            Any information obtained in this report would be for business purposes only.  No information will be revealed to any person contacted for the purpose of completing the report.  You may request and receive a copy of this investigation, we will be pleased to provide it to you.  Send your written request to:

                            Monarch Life Insurance Company
                            Underwriting Department
                            146 Chestnut Street
                            Springfield, Massachusetts  01103

                            Please be sure to include your full name, date of birth and any applicable policy numbers.
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